Exhibit 10.1

REVISED

EXHIBIT A

to

EMPLOYMENT AGREEMENT

Dated as of March 1, 2003 between

TERRY J. LUNDGREN

AND

FEDERATED CORPORATE SERVICES, INC.

Name:	Terry J. Lundgren

End of Term:	February 28, 2007

Revised Annual Base Compensation:	$1,300,000

Effective Date of Revision:	April 1, 2005

Annual Bonus:

The annual bonus payable (if any) under the terms of the 1992 Incentive Bonus Plan (as such may be amended from time to time) of Federated Department Stores, Inc. ("Federated") will be based on performance goals established for the senior executives of the Employer on an annual basis by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base compensation in effect as of the last day of the performance period based on performance against the targeted annual goals.

Such sliding percent, and the targeted annual goals are set out in Schedule 1 hereto.

TERRY J. LUNDGREN	FEDERATED DEPARTMENT STORES, INC. SUCCESSOR IN INTEREST to FEDERATED CORPORATE SERVICES, INC.

/s/ Terry J. Lundgren	/s/ Dennis J. Broderick
Dennis J. Broderick
Senior Vice President

SCHEDULE 1 TO EXHIBIT A TO EMPLOYMENT AGREEMENT DATED AS OF MARCH 1, 2003

BETWEEN TERRY J. LUNDGREN AND FEDERATED CORPORATE SERVICES, INC.

Component	Threshold	Point at which incremental rate changes	Target	Over Target
Corporate EBIT $	85% of plan 18% of salary	95% of plan 54% of salary	100% of plan 90% of salary	Over 100% of plan 9% of salary for each 1% of EBIT over plan plus 90% of salary
Corporate Sales $	0	0	100% of plan 30% of salary	101% of plan 60% of salary
Corporate Cash Flow	$50 million below plan 12% of salary	$25 million below plan 18% of salary	100% of plan 30% of salary	$150 million above plan 60% of salary
Total	30% of salary	72% of salary	150% of salary

300% of salary

300% bonus calculated based on:

  Achieving 110% of EBIT $ plan and earning a bonus of 180% of salary for this component.

  Achieving the maximum bonus of 60% for sales and cash flow components.

Note: Achieving more than 110% of EBIT $ plan will result in a bonus payment in excess of 180% for that component. Total bonus payment may not exceed $7 million.